UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 28, 2021

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
On October 28, 2021, PCB Bancorp, a California corporation (the “Company”), the holding company of Pacific City Bank (the “Bank”), issued a press release announcing that on October 28, 2021, its Board of Directors appointed Ms. Janice Chung to the Board of Directors of the Company and the Bank effective November 1, 2021, to serve until the 2022 Annual Meeting of Shareholders or until her respective successor is duly elected and qualified. This appointment increases the membership of the Company’s Board of Directors from eight to nine.
Ms. Chung is the Chief Executive Officer of BIC Technologies Group, a technology and engineering service firm that specializes in providing, primarily to global companies in South Korea and China, the processing technology of rare metals that includes base materials for solar cells, semi-conductor, and titanium dioxide. BIC Technologies Group has provided basic technology to build a number of specialized chemical plants in South Korea and China during the past 15 years.
Prior to BIC Technologies Group, Ms. Chung was the Chief Executive Officer of cyberPulse Network Group that provided innovation-focused management consulting services to South Korean public and private sectors including startup venture incubation, raising capital for the startups, strategic business planning, technology transfer, technology commercialization in the global market and structuring new business investments since 1999.
Prior to launching all of her entrepreneurial ventures, Ms. Chung as a Certified Public Accountant was a partner at Coopers & Lybrand LLP, currently PricewaterhouseCoopers, at its International Tax Division in New York. She was the lead partner providing tax consulting services to global companies that included major Korean conglomerates with presence in the U.S. Ms. Chung was awarded the “Woman of the Year-1996” from the New York Women’s Network and she was one of the first Asian-American women partner at a Big-6 accounting firm in the greater New York area.
Ms. Chung will serve as a member of the Audit Committee of the Company. Upon her appointment to the Board of Directors, Ms. Chung became entitled to the non-employee director compensation as describe in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the Security and Exchange Commission on May 7, 2021.
There are no arrangements or understandings between Ms. Chung and any other persons pursuant to which she was appointed as a director. There are no family relationships between Ms. Chung and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Ms. Chung has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1    Press release of PCB Bancorp, issued October 28, 2021, announcing the appointment of Janice Chung to the Board of Directors
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of PCB Bancorp, issued October 28, 2021, announcing the appointment of Janice Chung to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	November 1, 2021	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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